Exhibit 5.2

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
September 10, 2026 ONEOK, Inc. ONEOK, L.L.C. 100 West Fifth Street Tulsa, Oklahoma 74103	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), and ONEOK, L.L.C., an Oklahoma limited liability company and the successor by merger to ONEOK, Inc. as it existed prior to the Reorganization described in the Registration Statement (“OpCo”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the registration statement on Form S-3 (File No. 333-296919) (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, “Company Debt Securities”) to be issued under one or more senior or subordinated indentures to be entered into between the Company, as issuer, and a trustee to be identified in the applicable Prospectus, in each case together with one or more board resolutions, supplements thereto or officer’s certificates thereunder (each, a “Company Indenture”), (iv) depositary shares (“Depositary Shares”), (v) warrants (“Warrants”), (vi) purchase contracts (“Purchase Contracts”), (vii) one or more series of OpCo’s debt securities (collectively, “OpCo Debt Securities”) to be issued under one or more senior or subordinated indentures between OpCo, as issuer (including as successor by merger to ONEOK, Inc. as it existed prior to the Reorganization), and a trustee to be identified in the applicable Prospectus, in each case together with one or more supplemental indentures, board resolutions or officer’s certificates thereunder (each, an “OpCo Indenture”), and (viii) guarantees (each, a “Guarantee”) by the Company of OpCo Debt Securities pursuant to an OpCo Indenture or a supplemental indenture or other authorized action. The Common Stock, Preferred Stock, Company Debt Securities, Depositary Shares, Warrants, Purchase Contracts, OpCo Debt Securities and Guarantees, plus any additional Common Stock, Preferred Stock, Company Debt Securities, Depositary Shares, Warrants, Purchase Contracts, OpCo Debt Securities and Guarantees that may be registered pursuant to any subsequent registration statement that the Company or OpCo may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company and OpCo contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, OpCo and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

September 10, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When a Company Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Company Debt Securities have been duly established in accordance with the terms of such Company Indenture and authorized by all necessary corporate action of the Company, and such Company Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such Company Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Company Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of the Company, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When an OpCo Indenture has been duly authorized, executed and delivered by all necessary limited liability company action of OpCo, and when the specific terms of a particular series of OpCo Debt Securities have been duly established in accordance with the terms of such OpCo Indenture and authorized by all necessary limited liability company action of OpCo, and such OpCo Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such OpCo Indenture and in the manner contemplated by the applicable Prospectus and by such action, such OpCo Debt Securities will be the legally valid and binding obligations of OpCo, enforceable against OpCo in accordance with their terms.

6. When a Guarantee has been duly authorized by all necessary corporate action of the Company, and such Guarantee has been duly executed and delivered in accordance with the terms of the applicable OpCo Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Guarantee will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

September 10, 2026

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Company Debt Securities, OpCo Debt Securities or Guarantees, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Company Debt Securities, OpCo Debt Securities, Guarantees, Depositary Shares, Warrants and Purchase Contracts and each Company Indenture, each OpCo Indenture, deposit agreements, warrant agreements, and purchase contract agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company and OpCo, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP